EXHIBIT 99.1

Axe Compute Secures $1.5 Billion Five-Year Dedicated AI Infrastructure Contract, Surpassing $3 Billion in 2026 Signed Contracted Value

  Five‑year, $1.5 billion B300 cluster contract lifts 2026 signed contracts above $3 billion and is expected to increase ARR to roughly $696 million.
  More than $534 million in cash prepayments power the next phase of expansion.

PITTSBURGH, July 27, 2026 (GLOBE NEWSWIRE) -- Axe Compute Inc. (NASDAQ: AGPU) today announced a new five-year customer agreement with a total committed contract value of over $1.5 billion to deploy a massive NVIDIA Blackwell-based dedicated AI infrastructure cluster in the United States. The contract, secured through Axe Compute’s Build program, supplies over 9,200 NVIDIA Blackwell B300 GPUs in a purpose‑built cluster designed, deployed, owned, and operated by Axe Compute.

Together with previously announced Build agreements, this new contract lifts Axe Compute’s total 2026 signed contracted value to more than $3 billion. Axe Compute anticipates receiving over $534 million in aggregate customer prepayments over the next 30 days in connection with this agreement and the previously announced contracts, which are expected to cover a substantial portion of the associated GPU and infrastructure capex.

Axe Compute intends to pair these prepayments with project-level financing to fund the remaining buildouts. Axe Build programs are expected to begin contributing monthly revenue as deployments come online, with monthly revenues starting this quarter and further cluster activations in the fourth quarter of 2026. Revenue from this agreement as well as previously announced contracts is anticipated to boost annual run rate to over $696 million upon deployment, nearly double the $385 million run rate the company reported earlier this month.

“Our largest deployments come with significant up-front prepayments, which allow us to secure project-level financing that reduces our reliance on equity financing," said Christopher Miglino, Chief Executive Officer of Axe Compute. "This agreement adds another major contracted deployment to our Axe Build portfolio and brings our total signed contract value for 2026 to more than $3 billion, nearly double where we stood earlier this year. We are focused on continuing that pace through the end of 2026 and into 2027."

This contract reflects a customer requirement for dedicated, single‑tenant infrastructure. The Build project is designed for production‑scale AI workloads that demand predictable performance, including real-time inference, continuous model fine-tuning, and high‑throughput data pipelines where latency and noisy‑neighbor variability are unacceptable. The cluster also includes ancillary services to support token production and dedicated networking for high‑speed inference, all delivered under a single integrated Build agreement.

Through Axe Compute Build, customers gain access to fully integrated AI infrastructure without putting data center assets on their balance sheets or taking on the burden of design, deployment, and day-to-day operations. This structure also gives Axe Compute an additional growth lever beyond new sales: because the company owns the underlying GPUs outright, capacity that comes back online at the end of a contract can be redeployed.

About Axe Compute

Axe Compute Inc. (NASDAQ: AGPU) is a neocloud AI infrastructure platform built on a fundamental premise: AI innovation should not be constrained by hardware choice or availability. The company provides enterprises and AI innovators with flexibility across hardware, geography, and deployment models through two core offerings: Axe Compute Access, delivering high-performance GPU infrastructure across global locations, and Axe Compute Build, enabling the design, deployment, ownership, and operation of large-scale, dedicated AI infrastructure worldwide. Axe Compute is headquartered in Pittsburgh, Pennsylvania. For more information, visit axecompute.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other applicable securities laws. Forward-looking statements are statements other than statements of historical fact and can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “project,” “will,” “may,” “should,” “would,” “could,” “target,” “forecast,” “seek,” “continue,” and similar expressions. These statements include, among other things, expectations regarding the scope, timing, configuration, and delivery of the deployment; anticipated customer prepayments, including the timing and amount thereof; anticipated revenue contribution; customer demand; and Axe Compute’s Build strategy and future performance.

Forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially, including risks related to deployment timing and configuration; receipt and timing of anticipated prepayments; supply chain, construction, permitting, power availability, and customer acceptance; realization of anticipated revenue; funding and execution of the Build program; market, competitive, economic, and geopolitical conditions; cybersecurity; changes in laws and regulations; and other risks described in Axe Compute’s filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this release. Axe Compute undertakes no obligation to update them, except as required by law.

Media and Investor Relations Contact
Erin McMahon
ir@axecompute.com